                                                                    EXHIBIT 4.4


                                CREDIT AGREEMENT


        CREDIT AGREEMENT dated as of April 28, 2000 among AMKOR TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the banks listed on the signature pages hereof as the Initial Issuing Banks (the "INITIAL ISSUING BANKS"), SALOMON SMITH BARNEY INC. ("SSBI") as book manager (the "BOOK MANAGER"), SOCIETE GENERALE ("SG"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined) and as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT"), SSBI, SG COWEN SECURITIES CORPORATION ("SG COWEN") and DEUTSCHE BANK SECURITIES INC., as arrangers (the "ARRANGERS"), SSBI and SG as syndication agents (each, a "SYNDICATION AGENT" and, together with the Book Manager, the Administrative Agent, the Collateral Agent, the "AGENTS").

PRELIMINARY STATEMENTS:

        (1) The Borrower has requested that the Lender Parties lend to the Borrower up to $900,000,000 to be used (i) to acquire (the "ACQUISITION") three semiconductor packaging and test facilities designated K-1, K-2 and K-3 (collectively, the "ACQUIRED BUSINESS") from Anam Semiconductor, Inc., an affiliate of the Borrower ("ANAM"), pursuant to an asset purchase agreement among AT Korea (as hereinafter defined) and Anam (as amended, to the extent permitted under the Loan Documents (as hereinafter defined), the "ACQUISITION AGREEMENT"), (ii) to refinance (the "REFINANCING") certain existing indebtedness of the Borrower and certain of its Subsidiaries to the extent permitted under the Loan Documents, and (iii) for general corporate purposes to the extent permitted under the Loan Documents. The Acquisition will be consummated by Amkor Technology Korea, Inc., an indirect wholly owned subsidiary of the Borrower ("AT KOREA"), with the proceeds of a $625,000,000 loan, and a $325,000,000 cash capital contribution (the "AT KOREA CASH EQUITY INVESTMENT") from the Borrower.

        (2) In addition to the financing contemplated hereby, the Borrower shall have, prior to or concurrently with the Initial Extension of Credit (as hereinafter defined) hereunder, (a) issued up to $410,000,000 but in any event not less than $400,000,000 of common stock (as amended, to the extent permitted under the Loan Documents, the "COMMON STOCK") pursuant to a private placement (the "EQUITY ISSUANCE") and (b) issued at least $225,000,000 in convertible subordinated debt (as amended, to the extent permitted under the Loan Documents, the "CONVERTIBLE SUBORDINATED DEBT") pursuant to a Rule 144A offering (the "SUBORDINATED DEBT ISSUANCE").

        (3) Following the Initial Extension of Credit hereunder but on or prior to May 3, 2000, the Borrower will invest $309,000,000 in cash common equity in Anam (the "INITIAL ANAM EQUITY INVESTMENT") with, among others, the proceeds of the Subordinated Debt Issuance and the proceeds of the Equity Issuance. The Borrower will make an additional cash common equity investment of $30,000,000 in Anam on or prior to June 30, 2000, an additional cash common equity investment of $60,000,000 in Anam on or prior to August 31, 2000 and an additional cash common equity of $60,000,000 in Anam on or prior to September 30, 2000 (collectively, the "ADDITIONAL ANAM EQUITY INVESTMENTS" and, together with the Initial Anam Equity Investment, the "ANAM EQUITY INVESTMENT").

        (4) The Initial Extension of Credit hereunder, the Acquisition, the Anam Equity Investment, the Equity Issuance, the Subordinated Debt Issuance, the issuance of bonds (in substantially the form of those issued in connection with the K-4 Acquisition, with such modification as may be



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

reasonably requested by the Agents) by AT Korea (the "AT KOREA BONDS"), the AT Korea Cash Equity Investment, the Refinancing and the various other financings contemplated hereby and all related transactions, including, without limitation, the Korean restructuring of Anam's liabilities (the "KOREAN RESTRUCTURING"), and the other transactions contemplated by the Transaction Documents are hereinafter collectively referred to as the "TRANSACTIONS".

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. Certain Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "ACQUIRED BUSINESS" has the meaning specified in the preliminary statements to this Agreement.

                "ACQUISITION" has the meaning specified in the preliminary statements to this Agreement.

                "ACQUISITION AGREEMENT" has the meaning specified in the preliminary statements to this Agreement.

                "ADDITIONAL ANAM EQUITY INVESTMENTS" has the meaning specified in the preliminary statements to this Agreement.

                "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with SG at its office at 1221 Avenue of the Americas, New York, New York 10020, Account No. 026004226, Attention: Anna Lo Piccolo.

                "ADVANCE" means a Term A Advance, a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance.

                "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement



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        documented pursuant to the Master Agreement (Multicurrency-Cross Border)
        published by the International Swap and Derivatives Association, Inc. (the "MASTER Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                "ANAM" has the meaning specified in the preliminary statements to this Agreement.

                "ANAM EQUITY INVESTMENT" has the meaning specified in the preliminary statements to this Agreement.

                "ANAM SHARES" has the meaning specified in Section
        3.01(a)(ii)(A).

                "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                "APPLICABLE MARGIN" means (a) with respect to the Term B Facility, 3.00% per annum in the case of Eurodollar Rate Advances, and 2.00% per annum in the case of Base Rate Advances and (b) with respect to the Term A Facility and the Revolving Credit Facility, (i) for the period from the date hereof to the six-month anniversary of the Effective Date, 2.75% per annum in the case of Eurodollar Rate Advances, and 1.75% per annum in the case of Base Rate Advances, and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:


         LEVERAGE RATIO                                      BASE RATE ADVANCES             EURODOLLAR RATE ADVANCES
         --------------                                      ------------------             ------------------------
         Level I
         less than or equal to 1.25: 1.0                            1.00%                             2.00%

         Level II
         greater than 1.25: 1.0 and less than or                    1.25%                             2.25%
         equal to 1.75: 1.0

         Level III
         greater than 1.75: 1.0 and less than or                    1.50%                             2.50%
         equal to 2.25: 1.0

         Level IV
         greater than 2.25: 1.0                                     1.75%                             2.75%



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        For the purposes of this clause (b)(ii), the Applicable Margin for each
        Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio, (B) the Applicable Margin shall be at Level IV for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be and (C) the Applicable Margin shall be at Level IV in the event a Default has occurred.

                "APPLICATION DATE" has the meaning specified in Section 2.06(b)(vii).

                "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Facilities, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.

                "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                "ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

                "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                "ASSUMING LENDER" has the meaning specified in Section 2.17(d).

                "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.17(d)(ii).

                "AT KOREA" has the meaning specified in the preliminary statements to this Agreement.

                "AT KOREA BONDS" has the meaning specified in the preliminary statements to this Agreement.

                "AT KOREA CASH EQUITY INVESTMENT" has the meaning specified in the preliminary statements to this Agreement.

                "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:



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                        (a) the rate of interest announced publicly by SG in New
                York, New York, from time to time, as SG's base rate; and

                        (b) 1/2 of 1% per annum above the Federal Funds Rate.

                "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                "BOARD OF DIRECTORS" means the Board of Directors of the Borrower or any duly authorized committee of the Board of Directors.

                "BOOK MANAGER" has the meaning specified in the recital of parties to this Agreement.

                "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with SG at its office at 1221 Avenue of the Americas, New York, New York 10020, Account No. 9050345.

                "BORROWING" means a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing.

                "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit J hereto, duly certified by the chief financial officer of the Borrower.

                "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

                "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and Permitted Liens and having a maturity of not greater than 180 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper maturing no more than



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        12 months from the date of creation thereof and having at the time of acquisition thereof, a rating of at least "Prime-1" (or the then equivalent grade) from Moody's Investors Service, Inc. ("MOODY'S") or "A-1" (or the then equivalent grade) from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

                "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the Existing Stockholders shall cease to own at least 51% of Voting Interests of the Borrower (or other securities convertible into such Voting Interests); or (b) the first date during any consecutive two year period on which a majority of the members of the board of directors of the Borrower are not Continuing Directors; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Borrower or (d) the sale or other transfer or disposition by Anam of all or substantially all of its assets in any transaction or series of related transactions other than in connection with the Fab Transaction and, on and after the occurrence of the Fab Transaction, the sale or other transfer or disposition by Newco or Newco Successor of all or substantially all of its assets in any transaction or series of related transactions.

                "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

                "COMMITMENT DATE" has the meaning specified in Section 2.17(b).

                "COMMITMENT INCREASE" has the meaning specified in Section 2.17(a).

                "COMMON STOCK" has the meaning specified in the preliminary statements to this Agreement.



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                "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

                "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                "CONTINUING DIRECTORS" means (i) members of the board of directors on the Effective Date; and (ii) other Persons nominated or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or nomination.

                "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                "CONVERTIBLE SUBORDINATED DEBT" has the meaning specified in the preliminary statements to this Agreement.

                "CONVERTIBLE SUBORDINATED NOTES" means the 5-3/4% Convertible Subordinated Notes due 2003 issued pursuant to the Convertible Subordinated Notes Indenture, as amended, to the extent permitted under the Loan Documents.

                "CONVERTIBLE SUBORDINATED NOTES INDENTURE" means the Indenture dated as of May 6, 1998 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Convertible Subordinated Notes were issued, as amended, to the extent permitted under the Loan Documents.



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                "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities,
        (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person to the extent of the value of such property, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Notwithstanding the foregoing, in no event shall the term "Debt" include (i) any lease properly classified as an operating lease in accordance with GAAP (other than a "synthetic lease" or a similar transaction in which the obligation is considered Debt for Borrowed Money for tax purposes), (ii) any trade payable arising in the ordinary course of business, provided that no material part of such account payable is more than ninety (90) days past due (unless subject to a bona fide dispute for which adequate reserves have been established), (iii) any obligations under open purchase orders to acquire tangible personal property entered into in the ordinary course of business and not yet due or payable, (iv) any accrued expenses or (v) any income taxes not at the time delinquent.

                "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

                "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01



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

        or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                "DOMESTIC LOAN PARTIES" means the Borrower and the Subsidiary Guarantors.

                "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower other than a Foreign Subsidiary.

                "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) excluding any extraordinary gains or losses and other gains or losses arising from asset sales and dispositions other than in the ordinary course of business and, to the extent included in net income, non-cash charges recorded in connection with the early conversion of convertible debt,
        (b) interest expense, (c) income tax expense, (d) to the extent included in net income, non-cash foreign currency loss (or less any non-cash foreign currency gain), (e) to the extent included in net income, non-cash equity in loss of Affiliates (or less any non-cash equity in income of Affiliates), (f) depreciation expense and (g) amortization expense, in each case of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for such period.

                "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied or waived.

                "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund and (iv) any other Person approved by the Agents and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a commercial bank approved by each of the Agents and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                "ELIGIBLE COLLATERAL" means, collectively, Eligible Inventory and Eligible Receivables.

                "ELIGIBLE INVENTORY" means the Inventory of the Domestic Loan Parties (other than the classes of excluded Inventory set forth below). The value of such Inventory shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. The Administrative Agent may consider any of the following classes of Inventory not to be Eligible
        Inventory:

                        (a) Inventory located on leaseholds as to which the
                lessor has not entered into a consent and agreement providing the Collateral Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be reasonably required by the Collateral Agent;

                        (b) Inventory that is obsolete, unusable or otherwise
                unavailable for sale;

                        (c) Inventory with respect to which the representations
                and warranties set forth in Section 9 of the Security Agreement applicable to Inventory are not true and correct in all material respects;

                        (d) Inventory that fails to meet all standards imposed
                by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

                        (e) Inventory that is subject to any licensing, patent,
                royalty, trademark, trade name or copyright agreement with any third party from whom any Domestic Loan Party has received notice of a dispute in respect of any such agreement to the extent of such dispute;

                        (f) Inventory that is not in the possession of or under
                the sole control of the Domestic Loan Parties;

                        (g) Inventory consisting of work in progress; and

                        (h) Inventory in respect of which the Security
                Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                "ELIGIBLE RECEIVABLES" means the Receivables of the Domestic Loan Parties other than the classes of excluded Receivables set forth below. The value of such Receivables shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, their book value determined in accordance with GAAP. The Administrative Agent may consider any of the following classes of Receivables not to be Eligible Receivables:

                        (a) Receivables that do not arise out of sales of goods
                or rendering of services in the ordinary course of the business of the Domestic Loan Parties;

                        (b) Receivables on terms other than those normal or
                customary in the business of the Domestic Loan Parties;

                        (c) Receivables owing from any Person that is an
                Affiliate of any Loan Party or any of its Subsidiaries;

                        (d) Receivables more than 120 days past original invoice
                date or more than 90 days past the date due;

                        (e) Receivables owing from any Person from which an
                aggregate amount of more than 20% of the Receivables owing is more than 90 days past due;

                        (f) Receivables owing from any Person that (i) has
                disputed liability for any Receivable owing from such Person or
                (ii) has otherwise asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise;

                        (g) Receivables owing from any Person that shall take or
                be the subject of any action or proceeding of a type described in Section 6.01(f);

                        (h) Receivables (i) owing from any Person that is also a
                supplier to or creditor of any Domestic Loan Party unless such Person has waived any right of set-off in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower to discounts on future purchase therefrom;

                        (i) Receivables arising out of sales to account debtors
                outside the United States unless such Receivables are (i) fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Collateral Agent or the Administrative Agent or (ii) owing from an account debtor that is a foreign subsidiary or division of a Person organized and in good standing under the laws of a jurisdiction within the United States;

                        (j) Receivables arising out of sales on a guaranteed
                sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

                        (k) Receivables owing from an account debtor that is an
                agency, department or instrumentality of the United States or any State thereof unless the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

                        (l) Receivables the full and timely payment of which the
                Administrative Agent in its reasonable judgment believes to be doubtful; and

                        (m) Receivables in respect of which the Security
                Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

                "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that the Convertible Subordinated Notes or the 2000 Convertible Subordinated Notes shall not be Equity Interests so long as such Convertible Subordinated Notes or 2000 Convertible Subordinated Notes shall not have been converted.

                "EQUITY ISSUANCE" has the meaning specified in the preliminary statements to this Agreement.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
        (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
        Section 302(f) of ERISA shall have been met with respect to any Plan;
        (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
        Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
        (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                "EXCESS CASH FLOW" means, for any period,

                        (a) the sum of:

                                (i) Consolidated net income (or loss) of the
                        Borrower and its Subsidiaries for such period plus

                                (ii) the aggregate amount of all non-cash
                        charges deducted in arriving at such Consolidated net income (or loss) plus

                                (iii) if there was a net increase in
                        Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

                                (iv) if there was a net decrease in Consolidated
                        Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease less

                        (b) the sum of:

                                (i) the aggregate amount of all non-cash credits
                        included in arriving at such Consolidated net income (or loss) plus

                                (ii) if there was a net decrease in Consolidated
                        Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

                                (iii) if there was a net increase in
                        Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

                                (iv) the aggregate amount of Capital
                        Expenditures of the Borrower paid in cash during such period to the extent permitted by this Agreement plus

                                (v) the aggregate amount of all regularly
                        scheduled principal payments of Funded Debt made during such period plus

                                (vi) the aggregate principal amount of all
                        optional prepayments of Term Advances made during such period pursuant to Section 2.06(a) plus

                                (vii) cash investments in joint ventures and
                        other minority investments made during such period pursuant to Section 5.02(f)(viii)(1) through (4) plus

                                (viii) income attributed during such period to
                        minority Investments made pursuant to Section 5.02(f)(viii) to the extent such income is not received by the Borrower or any of its Restricted Subsidiaries plus

                                (iv) $50,000,000.

                "EXCLUDED AMOUNT" has the meaning specified in Section 2.06(b)(iii)(B).

                "EXISTING DEBT" has the meaning specified in Section 4.01(t) hereof.

                "EXISTING NOTES" means the Senior Notes, the Senior Subordinated Notes and the Convertible Subordinated Notes.

                "EXISTING STOCKHOLDERS" means James J. Kim, Agnes C. Kim, David
        D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987, Susan Y Kim Trust of December 31, 1987 and Mr. H.S. Kim.

                "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, cash received by way of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss.

                "FAB TRANSACTION" means one or more transactions which are designed to create an international subsidiary-contract wafer foundry business to be owned by an entity formed for such purpose ("NEWCO"), which transactions shall consist of any or all of the following: (a) the acquisition of all or substantially all of Anam's semiconductor wafer fabrication assets by Newco or a Subsidiary of Newco, (b) the exchange of Anam shares by the Borrower or any of its Subsidiaries for Equity Interests of Newco and, if applicable, of such Subsidiary of Newco provided that, following such exchange the Borrower will own, after giving effect to such exchange, directly or indirectly, at least 30% of the issued and outstanding Equity Interests of Newco (on a fully diluted basis), (c) the transfer of the Borrower's wafer fabrication services business to Newco in exchange for Equity Interests of Newco or cash, or any combination thereof, (provided that, to the extent such transfer shall be made in exchange for cash, it shall be made for fair value) and
        (d) the exchange of Equity Interests of Newco for Equity Interests of any entity engaged in the same business ("NEWCO SUCCESSOR") where the Equity Interests of such entity are traded on any stock exchange located in the United States or quoted on the NASDAQ National Market; provided however that (i) Newco (and Newco Successor) shall be incorporated in the United States, the Netherlands, Bermuda, Ireland, Luxembourg or another jurisdiction reasonably acceptable to the Agents, (ii) the Borrower's stock of Newco (and Newco Successor) shall not be subject to any restrictions on transfer that are more onerous to the Lender Parties as those applicable to the Borrower's stock of Anam on the Effective Date (it being understood that any restrictions on transfer resulting solely from such stock being "restricted securities" under Rule 144 of the Securities Act of 1933, as amended, shall not be deemed to be more onerous on the Lender parties),
        (iii) any Equity Interests of Newco and Newco Successor held by the Borrower, directly or indirectly, shall be pledged to the Lender Parties and (iv) as a result of any transaction constituting a "Fab Transaction" the Borrower shall not incur any dilution of the economic benefit in its aggregate Equity Interests in Anam and, in the event of a transfer in exchange for Equity Interests referred to in clause (c) above, any dilution of its economic benefit derived from the wafer fabrication services business (after taking into account tax and other economic benefits reasonably derived from the implementation of the Fab Transaction) in comparison to the Borrower's Equity Interests in Newco or Newco Successor, as the case may be; provided further, that Newco or Newco successor shall be formed as a corporation, limited liability company or other form of entity with limited liability to shareholders.

                "FACILITY" means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility.

                "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                "FEE LETTER" means the fee letter dated March 17, 2000 among the Borrower, SSBI, SG, SG Cowen and Citibank, NA.

                "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries minus Capital Expenditures to (b) the sum of
        (i) income taxes that have been paid in cash plus (ii) interest payable in cash on all Debt for Borrowed Money plus (iii) scheduled principal amounts of all Debt for Borrowed Money payable, in each case, of or by the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

                "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States or any State thereof.

                "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                "GAAP" has the meaning specified in Section 1.03.

                "GRANTING LENDER" has the meaning specified in Section 8.07(i).

                "GUARANTIES" means the Subsidiary Guaranty and the Intercompany Guaranty.

                "GUARANTORS" means each Subsidiary Guarantor and each Intercompany Guarantor.

                "GUARDIAN" means Guardian Assets, Inc., a direct wholly owned Subsidiary of the Borrower.

                "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                "HEDGE AGREEMENTS" means (i) interest rate swap, cap or collar agreements and (ii) interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                "INCREASE DATE" has the meaning specified in Section 2.17(a).

                "INCREASING LENDER" has the meaning specified in Section
        2.17(b).

                "INDEMNIFIED COSTS" has the meaning specified in Section
        7.05(a).

                "INDEMNIFIED PARTY" has the meaning specified in Section
        8.04(b).

                "INDENTURES" means the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the Convertible Subordinated Notes Indenture and the 2000 Convertible Subordinated Notes Indenture.

                "INFORMATION MEMORANDUM" means the confidential information memorandum dated March 2000 used by the Syndication Agents in connection with the syndication of the Commitments.

                "INITIAL ANAM EQUITY INVESTMENT" has the meaning specified in the preliminary statements to this Agreement.

                "INITIAL EXTENSION OF CREDIT" means the initial Borrowing hereunder.

                "INITIAL ISSUING BANKS" has the meaning specified in the recital of parties to this Agreement.

                "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

                "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                "INTERCOMPANY GUARANTOR" means each Subsidiary of the Borrower listed on Schedule III hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
        Section 5.01(j).

                "INTERCOMPANY GUARANTY" has the meaning specified in Section 3.01(a)(iv).

                "INTERCOMPANY NOTES" means promissory notes, in form and substance satisfactory to the Agents, evidencing Debt permitted pursuant to Section 5.02(b)(i)(B) or (b)(ii), and shall include, without limitation, the AT Korea Bonds.

                "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries to (b) interest payable in cash on all Debt for Borrowed Money of or by the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

                "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                        (a) the Borrower may not select any Interest Period with
                respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                        (b) Interest Periods commencing on the same date for
                Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                        (c) whenever the last day of any Interest Period would
                otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                        (d) whenever the first day of any Interest Period occurs
                on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                "INVESTMENT" in any Person means any loan or advance to such Person, any deposit with such Person, any prepayment of the services of such Person (other than in the ordinary course of business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                "ISSUING BANKS" means each Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by each of the Agents and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

                "KOREAN RESTRUCTURING" has the meaning specified in the preliminary statements to this Agreement.

                "L/C COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(d)(ii)(A).

                "LENDER PARTY" means any Lender or any Issuing Bank.

                "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

                "LETTER OF CREDIT AGREEMENT" has the meaning specified in
        Section 2.03(a).

                "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                "LETTERS OF CREDIT" has the meaning specified in Section
        2.01(d).

                "LEVERAGE RATIO" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recent Measurement Period ending on or prior to such date.

                "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which is intended to serve as the functional equivalent of security, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Intercompany Note, and (vii) the Fee Letter and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement,
        (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) each Secured Hedge Agreement,
        (vii) each Intercompany Note, and (viii) the Fee Letter, in each case as amended.

                "LOAN PARTIES" means the Borrower, the Guarantors and AT Korea.

                "LOAN VALUE" means (a) with respect to Eligible Receivables, up to 85% of the value of Eligible Receivables; and (b) with respect to Eligible Inventory, up to 50% of the value of Eligible Inventory.

                "MARGIN STOCK" has the meaning specified in Regulation U.

                "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, properties, liabilities (actual and contingent), condition (financial or otherwise), operations or prospects of (a) the Borrower and its Subsidiaries, taken as a whole, (b) as of the Effective Date only, the Acquired Business or (c) as of the Effective Date only, Anam and its Subsidiaries, taken as a whole.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise), or prospects of (i) the Borrower and its Subsidiaries, taken as a whole, (ii) as of the Effective Date only, the Acquired Business or (iii) as of the Effective Date only, Anam and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

                "MATERIAL CONTRACT" means the contracts listed on Schedule 4.01(z) hereto.

                "MEASUREMENT PERIOD" means, at any date of determination, the most recent four consecutive fiscal quarters ending on or prior to such date; provided that, (a) for determination on June 30, 2000, Measurement Period shall mean the fiscal quarter most recently ended multiplied by four; (b) for determination on September 30, 2000, Measurement Period shall mean the two fiscal quarters most recently ended multiplied by two; and (c) for determination on December 31,

        2000, Measurement Period shall mean the three fiscal quarters most recently ended multiplied by 4/3.

                "MORTGAGES" has the meaning specified in Section 5.01(r).

                "MORTGAGE POLICIES" has the meaning specified in Section 5.01(r)(B).

                "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
        Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

                        "NEWCO" has the meaning specified in the definition of
                "Fab Transaction".

                        "NEWCO SUCCESSOR" has the meaning specified in the
                definition of "Fab Transaction".

                        "NOTE" means a Term A Note, a Term B Note or a Revolving
                Credit Note.

                        "NOTICE OF BORROWING" has the meaning specified in
                Section 2.02(a).

                        "NOTICE OF ISSUANCE" has the meaning specified in
                Section 2.03(a).

                        "NOTICE OF RENEWAL" has the meaning specified in Section
                2.01(d).

                        "NOTICE OF TERMINATION" has the meaning specified in
                Section 2.01(d).

                        "NPL" means the National Priorities List under CERCLA.

                "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                "OECD" means the Organization for Economic Cooperation and Development.

                "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

                "OTHER TAXES" has the meaning specified in Section 2.12(b).

                "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                "PERMITTED INVESTMENTS" has the meaning specified in Section 2.06(b)(iii).

                "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings provided, that any reserves required by GAAP shall have been made; (c) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (d) Liens arising from judgments or decrees in circumstances not constituting an Event of Default so long as such Lien is adequately bonded; (e) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums on policies under which such proceeds are to be paid ; (f) Liens incurred or deposits made under worker's compensation, unemployment insurance and other types of social security or to secure the performance of bids, tenders, contracts (other than for the payment of money), surety and appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (g) Liens incurred in connection with licenses and sublicenses which do not interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries and any interest or title of a licensee under any such leases, subleases, licenses or sublicenses; (h) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; and (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

                "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

                "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                "PLEDGED SHARES" has the meaning specified in the Security Agreement.

                "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation, provided that the Convertible Subordinated Notes or the 2000 Convertible Subordinated Notes shall not be "Preferred Interests" for the purposes of this Agreement so long as such Convertible Subordinated Notes or 2000 Convertible Subordinated Notes shall not have been converted.

                "PREPAYMENT AMOUNT" has the meaning specified in Section
        5.03(a).

                "PREPAYMENT DATE" has the meaning specified in Section 5.03(a).

                "PREPAYMENT NOTICE" has the meaning specified in Section
        5.03(a).

                "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such right or Obligation that
        (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                "REFINANCING" has the meaning specified in the preliminary statements to this Agreement.

                "REGISTER" has the meaning specified in Section 8.07(d).

                "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "RELATED DOCUMENTS" means the Acquisition Agreement, the Subordinated Debt Documents, the Subscription Agreement, the documents setting forth the Korean Restructuring delivered to the Borrower and each other document and instrument executed and delivered in connection with the consummation of the Transactions (other than the Loan Documents) and the Indentures.

                "REPLACED LENDER PARTY" has the meaning specified in Section 2.12(h).

                "REPLACEMENT EFFECTIVE DATE" has the meaning specified in
        Section 2.12(h).

                "REPLACEMENT LENDER PARTY" has the meaning specified in Section 2.12(h).

                "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

                "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

                "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(c).

                "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

                "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender, as amended.

                "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

                "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

                "SECURED PARTIES" means the Agents and the Lender Parties.

                "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

                "SENIOR DEBT RATIO" means, at any date of determination, the ratio of (a) the sum of (i) outstanding Advances, (ii) the Available Amount of outstanding Letters of Credit, and (iii) all other secured outstanding Debt (other than Subordinated Debt), in each case, as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters, as adjusted to give pro forma effect to any Investment made since the last day of such fiscal quarter or to be made within 90 days after such date of determination pursuant to an executed purchase agreement as though such Investment had been made at the beginning of such four fiscal quarter period.

                "SENIOR NOTES" means the Series A and Series B 9 1/4% Senior Notes due 2006 issued pursuant to the Senior Notes Indenture, as amended, to the extent permitted under the Loan Documents.

                "SENIOR NOTES INDENTURE" means the Indenture dated as of May 13, 1999 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Notes were issued, as amended, to the extent permitted under the Loan Documents.

                "SENIOR SUBORDINATED NOTES" means the Series A and Series B 10 1/2% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture, as amended, to the extent permitted under the Loan Documents.

                "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of May 13, 1999 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Senior Subordinated Notes were issued, as amended, to the extent permitted under the Loan Documents.

                "SG" has the meaning specified in the recital of parties to this Agreement.

                "SG COWEN" has the meaning specified in the recital of parties to this Agreement.

                "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "SPC" has the meaning specified in Section 8.07(i).

                "SSBI" has the meaning specified in the recital of parties to this Agreement.

                "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                "SUBORDINATED DEBT" means the Convertible Subordinated Debt and any other Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions reasonably satisfactory to the Required Lenders.

                "SUBORDINATED DEBT DOCUMENTS" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued.

                "SUBORDINATED DEBT ISSUANCE" has the meaning specified in the preliminary statements to this Agreement.

                "SUBSCRIPTION AGREEMENT" means the Subscription Agreement dated as of April 14, 2000 among the Borrower and the purchasers named therein, pursuant to which the Common Stock was purchased, as amended, to the extent permitted under the Loan Documents.

                "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Equity Interests in any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                "SUBSIDIARY GUARANTOR" means each Subsidiary of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
        Section 5.01(j).

                "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(a)(iii).

                "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated by the Transaction Documents.

                "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                "TANGIBLE NET WORTH" shall mean, at the end of any fiscal quarter, the sum of the capital stock (including Debt converted into or exchanged for capital stock or otherwise capitalized) and additional paid-in capital, plus retained earnings (or minus accumulated deficit) as determined on a consolidated basis in accordance with GAAP, minus any goodwill and intangibles, all as determined in accordance with GAAP.

                "TAX CERTIFICATE" has the meaning specified in Section 5.03(j).

                "TAXES" has the meaning specified in Section 2.12(a).

                "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

                "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

                "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

                "TERM A LENDER" means any Lender that has a Term A Commitment.

                "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

                "TERM ADVANCE" means a Term A Advance or a Term B Advance.

                "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

                "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

                "TERM B LENDER" means any Lender that has a Term B Commitment.

                "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

                "TERM BORROWING" means a Term A Borrowing or a Term B Borrowing.

                "TERM COMMITMENTS" means the Term A Commitments and the Term B Commitments.

                "TERM FACILITIES" means the Term A Facility and the Term B Facility.

                "TERM LENDER" means a Term A Lender or a Term B Lender.

                "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term Commitments pursuant to Section 2.05 or
        6.01 and (b) (i) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, March 31, 2005, (ii) for purposes of the Term A Facility, March 31, 2005 and (iii) for purposes of the Term B Facility and for all other purposes, the date that is the earlier of (A) September 30, 2005 and (B) 6 months prior to maturity of the Senior Notes.

                "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

                "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                "TRANSACTIONS" has the meaning specified in the preliminary statements to this Agreement.

                "2000 CONVERTIBLE SUBORDINATED NOTES" means the 5% Notes issued pursuant to the 2000 Convertible Subordinated Notes Indenture, as amended to the extent permitted under the Loan Documents.

                "2000 CONVERTIBLE SUBORDINATED NOTES INDENTURE" means the Indenture dated as of March 22, 2000 between the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Convertible Subordinated Debt was issued, as amended, to the extent permitted under the Loan Documents.

                "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                "UNRESTRICTED SUBSIDIARY" means a direct, wholly-owned Subsidiary of the Borrower, designated as an unrestricted Subsidiary by the board of directors of the Borrower (and shall in any event include any of Anam, Newco or Newco Successor if such entity becomes a Subsidiary of the Borrower), provided that the conditions set forth on
        Schedule IV hereto shall have been and shall remain satisfied with respect to such Subsidiary.

                "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and
        (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

                "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

        SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

        (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

        (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that the aggregate amount of Revolving Credit Advances made on the Effective Date shall not exceed $50,000,000. Each Revolving Credit Borrowing shall be in an aggregate amount of $2,500,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

        (d) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(d).

        SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

        (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances (i) for the initial Borrowing hereunder, (ii) for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or (iii) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10; provided, however, that if the syndication under this Agreement has not been completed on or prior to the Effective Date, then the Borrower may only select Eurodollar Rate Advances with one month Interest Period until the earlier of (i) the date which is three months after the Effective Date and (ii) the date the syndication has been completed as shall be specified by the Administrative Agent in a notice to the Borrower. In addition, the Term A Advances may not be outstanding as part of more than 5 separate Borrowings, the Term B Advances may not be outstanding as part of more than 5 separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than 10 separate Borrowings.

        (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

        (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

        SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least 50% of the Revolving Credit Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

        (b) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

        (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

        (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

        SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):


             Date                                         Amount
             ----                                       -----------
             June 30, 2000                              $17,500,000
             September 30, 2000                         $17,500,000
             December 31, 2000                          $17,500,000
             March 31, 2001                      $17,500,000
             June 30, 2001                              $17,500,000
             September 30, 2001                         $17,500,000
             December 31, 2001                          $17,500,000
             March 31, 2002                      $17,500,000
             June 30, 2002                              $17,500,000
             September 30, 2002                         $17,500,000
             December 31, 2002                          $17,500,000

             March 31, 2003                      $17,500,000
             June 30, 2003                              $17,500,000
             September 30, 2003                         $17,500,000
             December 31, 2003                          $17,500,000
             March 31, 2004                      $17,500,000
             June 30, 2004                              $17,500,000
             September 30, 2004                         $17,500,000
             December 31, 2004                          $17,500,000
             March 31, 2005                      $17,500,000


provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

        (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):


             Date                                          Amount
             ----                                       -----------
             June 30, 2000                              $   875,000
             September 30, 2000                         $   875,000
             December 31, 2000                      $875,000
             March 31, 2001                             $   875,000
             June 30, 2001                              $   875,000
             September 30, 2001                         $   875,000
             December 30, 2001                          $   875,000
             March 31, 2002                         $875,000
             June 30, 2002                              $   875,000
             September 30, 2002                         $   875,000
             December 31, 2002                          $   875,000
             March 31, 2003                         $875,000
             June 30, 2003                              $   875,000
             September 30, 2003                         $   875,000
             December 31, 2003                          $42,000,000
             March 31, 2004                         $42,000,000
             June 30, 2004                              $42,000,000
             September 30, 2004                         $42,000,000
             December 31, 2004                          $42,000,000
             March 31, 2005                         $42,000,000
             June 30, 2005                              $42,000,000
             September 30, 2005                         $43,750,000

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

        (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

        (d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

        (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

        SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $2,500,000 or an integral multiple of

$500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

        (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

        (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

        (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

        SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c).

        (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Term Advances comprising part of the same Term Borrowings equal to (A) to the extent the aggregate Commitments (whether used or unused) on the last day of such Fiscal Year equal or exceed $500,000,000, 50% of the amount of Excess Cash Flow for such Fiscal Year and (B) upon the reduction of the aggregate Commitments (whether used or unused) on the last day of such Fiscal Year to any amount less than $500,000,000, 25% of the amount of Excess Cash Flow for such Fiscal Year.

        (ii) The Borrower shall, within 3 Business Days of the date of receipt (or such later date as may be specified in Section 5.02(e)) of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Restricted Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (iv), (vi) or (vii) of Section 5.02(e)), (B) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause ((i)(A) through (E), (ii)(A) and (B), (iii)(A) through (D) or (iv)(A) and (B)) of Section 5.02(b)), (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and not otherwise included in clause (A) or (B) above or subsection (iii) below, prepay an aggregate principal amount of the Term Advances comprising part of the same Term Borrowings equal to 100% of such Net Cash Proceeds.

        (iii) The Borrower shall, within 2 Business Days of the date of receipt (or such later date as may be specified below) of the Net Cash Proceeds by the Borrower or any of its Restricted Subsidiaries from the issuance by the Borrower or any of its Restricted Subsidiaries of any Equity Interests, prepay an aggregate principal amount of the Term Advances comprising part of the same Term Borrowings in an amount equal to (A) if the Senior Debt Ratio at such time is greater than or equal to 1.0:1.0, 50% of such Net Cash Proceeds and (B) if the Senior Debt Ratio at such time is less than 1.0:1.0, 0% of such Net Cash Proceeds, provided, however, that for the purposes of calculating clause
(iii)(A) above, the Borrower shall be permitted to exclude an amount (the "EXCLUDED AMOUNT") from the Net Cash Proceeds of such issuances of Equity Interests to be used to fund Investments made or to be made pursuant to Section 5.02(f)(i) and (viii) ("PERMITTED INVESTMENTS") of up to (1) if the Senior Debt Ratio is greater than 1.5:1.0 on such date of receipt, $50,000,000 in each Fiscal Year but not more than $200,000,000 on a cumulative basis while the Loan Documents are in effect and (2) if the Senior Debt Ratio is equal to or less than 1.5:1.0, $200,000,000 on a cumulative basis while the Loan Documents are in effect, provided further that to the extent any such Excluded Amount is not used within 90 days of the receipt of such Net Cash Proceeds to fund Permitted Investments, 50% of such unused Excluded Amount shall be applied to prepay the Term Advances comprising part of the same Term Borrowings.

        (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the Loan Value of Eligible Collateral on such Business Day.

        (v) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

        (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (iv) or (v) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full and second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable.

        (vii) Anything contained in this Section 2.06(b) to the contrary notwithstanding, (A) if, following the occurrence of any "Asset Sale" (as such term is defined in either the Senior Notes Indenture or the Senior Subordinated Notes Indenture, as applicable) by any Loan Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "COMMITMENT DATE") to apply or cause its Subsidiaries to apply an amount equal to any of the "Net Proceeds" (as such term is defined in either the Senior Notes Indenture or the Senior Subordinated Notes Indenture, as applicable) thereof in a particular manner, or to apply by a particular date (an "APPLICATION DATE") an amount equal to any such "Net Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an "Asset Sale Offer" (as such term is defined in either the Senior Notes Indenture or the Senior Subordinated Notes Indenture, as applicable) in connection with such "Asset Sale," and the Borrower shall have failed to so commit or to so apply an amount equal to such

"Net Proceeds" at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Proceeds," and, within 60 days thereafter assuming no further application or commitment of an amount equal to such "Net Proceeds" the Borrower would otherwise be required to make an "Asset Sale Offer" in respect thereof, then in either such case the Borrower shall immediately apply or cause to be applied an amount equal to such "Net Proceeds" to the payment of the Advances in the manner set forth in Section 2.06(b)(ii) in such amounts as shall excuse the Borrower from making any such "Asset Sale Offer".

        (viii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

        (c) Each prepayment under the Term Facilities pursuant to Section 2.06 shall be applied to prepay the Term A Facility and the Term B Facility, subject to the provisions Section 2.06(d) below, on a pro rata basis. Prepayments of the Term A Facility and the Term B Facility will be applied to the installments thereof on a pro rata basis.

        (d) With respect to any prepayment of the Term Advances, the Administrative Agent shall ratably pay the Term A Lenders and the Term B Lenders; provided, however, that any Term B Lender, at its option, to the extent that any Term A Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "DECLINING LENDER"), in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances (other than Term B Advances held by Declining Lenders) as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

        SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

        (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that, following acceleration of the advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.07(b) whether or not requested by the Administrative Agent or the Required Lenders.

        (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to
Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

        SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2000, and on the Termination Date, at the rate of 1/2 of 1% per annum on the actual daily Unused Revolving Credit Commitment of such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

        (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2000, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the actual daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Revolving Credit Advances that are Eurodollar Rate Advances (including default interest, if any).

        (ii) The Borrower shall pay to each Issuing Bank, for its own account,
(A) a fronting fee, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2000, and on the Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the date hereof until the Termination Date, at the rate of 0.25% per annum and an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date; provided that, in no event shall such issuance fee be less than $500 (B) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

        (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

        SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

        (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,500,000, such Advances shall automatically Convert into Base Rate Advances.

        (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance. (iii) Upon the occurrence and during the continuance of a Default under
Section 6.01(a) or 6.01(f) or any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

        SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

        (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

        (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

        (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

        SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

        (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee or Letter of Credit fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

        (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

        SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

        (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

        (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

        (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001, 4224, or W-8ECI or W-8 or W-8BEN (and, if such

Lender Party delivers a form W-8 or W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8 or W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224, W-8, W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

        (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

        (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

        (h) The Borrower may replace any Lender Party that has requested additional amounts from such Borrower under this Section 2.12, by written notice to such Lender Party and the Administrative Agent and identifying one or more persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "REPLACEMENT LENDER PARTY," and collectively, the "REPLACEMENT LENDER PARTIES") to replace such Lender Party (the "REPLACED LENDER PARTY"); provided that (i) the notice from such Borrower to the Replaced Lender Party and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "REPLACEMENT EFFECTIVE DATE"), which shall be at least five (5) Business Days after such notice is given and (ii) as of the relevant Replacement Effective Date, each Replacement Lender Party shall enter into an Assignment and Acceptance with the Replaced Lender Party pursuant to Section 8.07(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to Section 8.07(a)), pursuant to which such Replacement Lender Parties collectively shall acquire, in such proportion among them as they may agree with such Borrower and the Administrative Agent, all (but not less than all) of the Commitments and outstanding Advances of the Replaced Lender Party, and, in connection therewith, shall pay to the Replaced Lender Party, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date, without duplication, of (x) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Advances of the Replaced Lender Party and
(y) the Replaced Lender Party's ratable share of all accrued but unpaid fees owing to the Replaced Lender Party hereunder.

        SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest.

        SECTION 2.14. Use of Proceeds. The proceeds of the Term Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to make a loan to AT Korea pursuant to the AT Korea Bonds, to make the AT Korea Cash Equity Investment in order to provide AT Korea with the funds necessary to consummate a portion of the Acquisition and to effect the Refinancing. The proceeds of the Revolving Credit Advances and the issuances of the Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) to consummate the Transactions and for general corporate purposes of the Borrower and its Restricted Subsidiaries to the extent permitted under this Agreement.

        SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

        (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent, ratably in accordance with such respective Defaulted Amounts then owing to Administrative Agent;

                (ii) second, to the Issuing Banks for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Banks; and

                (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

        (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with SG, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be SG's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder, ratably in accordance with such amounts then due and payable to the Administrative Agent;

                (ii) second, to the Issuing Banks for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Banks;

                (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

        (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

        SECTION 2.16. Evidence of Debt. (a) The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender. Each Lender that does not receive a Note pursuant to the preceding sentence shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Advances.

        (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(d) shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

        (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

        (d) Any reference to a Note or Notes made in this Agreement shall be a reference to a Note or Notes only to the extent such Note or Notes have been requested and issued pursuant to Subsection (a) above.

        SECTION 2.17. Increase in the Aggregate Commitments. (a) The Borrower may, at any time prior to the Termination Date, by notice to the Administrative Agent, request the addition of a new facility pursuant to an increase in the Commitments (each, a "COMMITMENT INCREASE") equal to $50,000,000 (or an integral multiple of $10,000,000 in excess thereof) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "INCREASE DATE") as specified in the related notice to the Administrative Agent; provided however that (i) in no event shall the aggregate amount of all of the Commitment Increases exceed $100,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 and in clause (d) of this
Section 2.17 shall be satisfied, (iii) the Borrower will only be able to make one request hereunder, (iv) the final maturity of the Advances and Commitments under any such new facility shall be no shorter than the final maturity of the Term A Facility, provided, however, that in the event the Term A Facility has been reduced to zero, then the final maturity of the Advances and Commitments under any such new facility shall be no shorter than the final maturity of the Term B

Facility and (v) such new facility shall contain other terms as may be agreed by the Borrower and the Agents.

        (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Lender that is willing to participate in the requested Commitment Increase (each an "INCREASING LENDER") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

        (c) Promptly following the Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $2,500,000 or an integral multiple of $1,000,000 in excess thereof.

        (d) On the Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee, an "ASSUMING LENDER") shall become a Lender party to this Agreement as of the Increase Date and the Commitment of each Increasing Lender for such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of the Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

                (i) (A) certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in a form reasonably satisfactory to the Administrative Agent;

                (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

                (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On the Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on the Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

        SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                (a) The Agents shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agents (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                        (i) The Notes payable to the order of the Lenders to the
                extent required by any Lender pursuant to Section 2.16(a).

                        (ii) A security agreement in substantially the form of
                Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Domestic Loan Party, together with:

                                (A) certificates representing the Pledged Shares
                        (other than the stock of the Borrower in Anam (the "ANAM SHARES")) referred to therein accompanied by undated stock powers or share transfer forms, as the case may be, executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                (B) acknowledgment copies or stamped receipt
                        copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                (C) completed requests for information, dated on
                        or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause
                        (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Domestic Loan Party as debtor, together with copies of such other financing statements,

                                (D) evidence of the completion of all other
                        recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                (E) evidence of the insurance required by the
                        terms of the Security Agreement,

                                (F) copies of the Assigned Agreements referred
                        to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                                (G) the Pledged Account Letters referred to in
                        the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                                (H) evidence that all other action that the
                        Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements and any local pledge agreement required under local law to obtain a validly perfected first priority security interest in the Collateral).

                        (iii) A guaranty in substantially the form of Exhibit E
                hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SUBSIDIARY Guaranty"), duly executed by each Subsidiary Guarantor.

                        (iv) A guaranty in substantially the form of Exhibit F
                hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "INTERCOMPANY GUARANTY"), duly executed by each Intercompany Guarantor.

                        (v) Certified copies of the resolutions of the Board of
                Directors of each Loan Party approving the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Transaction Document to which it is or is to be a party.

                        (vi) A copy of a certificate of the Secretary of State
                or other appropriate governmental official of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying, where applicable, (A) as to a true and correct copy of the charter or other constitutive document of such Loan Party and each amendment thereto on file in that office and (B) that (1) such amendments are the only amendments to such Loan Party's charter or other constitutive document on file in that office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation.

                        (vii) A certificate of each Loan Party, signed on behalf
                of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                        (viii) A certificate of the Secretary or an Assistant
                Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                        (ix) Certified copies of each of the Related Documents,
                duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                        (x) Certificates, in substantially the form of Exhibit G
                hereto, attesting to the Solvency of each Loan Party after giving effect to the Transactions and the other transactions contemplated by the Transaction Documents, from its chief financial officer; and a fairness opinion in form and substance satisfactory to the Agents, from SSBI.

                        (xi) Such financial, business and other information
                regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date, a pro forma consolidated balance sheet of the Borrower as of the most recently ended fiscal quarter of the Borrower, after giving effect to the Transactions, together with a certificate of the chief financial officer of the Borrower to the effect that such statement accurately presents the pro forma financial position of the Borrower and its subsidiaries in accordance with generally accepted accounting principles (and the Agents and the Lender Parties shall be reasonably satisfied that such balance sheets are not materially inconsistent with the forecasts previously provided to the Agents and the Lender Parties), and, not later than 10 Business Days before the Effective Date, (x) audited consolidated and, to the extent available, consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of the Borrower and of the Acquired Business for the three fiscal years ended before the Effective Date and (y) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity, and cash flows of each of the Borrower and of the Acquired Business for each completed fiscal quarter since the date of such audited financial statements, which audited and unaudited financial statements (i) shall be in form and scope reasonably satisfactory to the Agents and the Lender Parties and (ii) shall not be materially inconsistent with the financial statements previously provided to the Agents and the Lender Parties.

                        (xii) An environmental assessment report, in form and
                substance satisfactory to the Agents, from an environmental consulting firm acceptable to the Agents, with respect to the domestic manufacturing facilities of the Borrower and its Subsidiaries, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Agents, together with evidence, in form and substance satisfactory to the Agents, that all applicable Environmental Laws shall have been complied with. To the extent either the report or any other information that may become available to the Agents shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Agents deem material, the Agents shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

                        (xiii) Evidence of insurance naming the Collateral Agent
                as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

                        (xiv) Certified copies of all Material Contracts of each
                Loan Party and its Subsidiaries as the Agents shall request.

                        (xv) A Borrowing Base Certificate.

                        (xvi) A favorable opinion of Wilson Sonsini Goodrich &
                Rosati, counsel for the Loan Parties, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                        (xvii) Favorable opinion of local counsel to the Lender
                Parties listed in Schedule V hereto in the jurisdictions listed in Schedule V hereto in form and substance satisfactory to the Lender Parties.

                        (xviii) A favorable opinion of Shearman & Sterling,
                counsel for the Agents, in form and substance satisfactory to the Agents.

                        (xix) Evidence satisfactory to the Agents that the
                Acquired Business shall be owned by AT Korea free and clear of all Liens (other than Permitted Liens).

                (b) The Agents and the Lender Parties shall have completed a due diligence investigation of the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects and material agreements of the Borrower, Anam and their respective subsidiaries and the Acquired Business in scope, and with results, satisfactory to the Lender Parties and nothing shall have come to the attention of the Agents and the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Acquisition, the Borrower and its Subsidiaries would not have good and marketable title to all material assets of the Acquired Business, free and clear of Liens other than Liens permitted under the Loan Documents, and (iii) the Acquisition or the Anam Equity Investment will have a Material Adverse Effect; without limiting the generality of the foregoing, the Agents and the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

                (c) The Transaction Documents shall not have been altered, amended or otherwise changed or supplemented in any material respect or any condition therein waived without the prior written consent of the Lender Parties; and the Transactions shall have been consummated in accordance with the terms of the Transaction Documents and in compliance with applicable law and regulatory approvals.

                (d) The Lender Parties shall be reasonably satisfied with the terms and conditions of the Equity Issuance and the Subordinated Debt Issuance. The Borrower shall have received gross cash proceeds of up to $410,000,000 but in any event not less than $400,000,000 from the issuance of the Common Stock and at least $225,000,000 from the issuance of the Convertible Subordinated Debt; and a portion of the Net Cash Proceeds of the Common Stock shall have been used to make the AT Korea Cash Equity Investment, and a portion of the Net Cash Proceeds of the Common Stock, together with the Net Cash Proceeds from the Convertible Subordinated Debt, shall have been set aside to make a cash common equity contribution of $309,000,000 to Anam.

                (e) Before giving effect to the Transactions, there shall have occurred no Material Adverse Change since December 31, 1999.

                (f) There shall not have occurred any material disruption of or material adverse change in loan syndication, financial, banking or capital market conditions that, in the reasonable judgment of any Agent, could materially disrupt or impair the Equity Issuance, the Subordinated Debt Issuance or the syndication of the Commitments or would make it impractical or inadvisable to proceed with the syndication or funding of the Commitments, and a banking moratorium shall not have been declared by Federal or New York State banking officials.

                (g) All governmental, shareholder and third party consents (including, without limitation, Hart-Scott-Rodino clearance) and approvals (including, without limitation, any such consents and approvals required with respect to the Korean restructuring of Anam's liabilities) necessary or, in the reasonable opinion of the Agents, desirable in connection with the Transactions shall have been obtained (without the imposition of any conditions that are not acceptable to the Agents) and shall remain in effect; all applicable waiting periods in connection with the Transactions shall have expired without any action being taken by any competent authority that could restrain, prevent or impose any material adverse conditions on the Transactions or the Borrower and its subsidiaries or that could reasonably be expected to seek or threaten any of the foregoing shall have occurred, and no law or regulation shall be applicable which in the reasonable judgment of the Agents could have such effect.

                (h) There shall exist no action, suit, investigation, or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or consummation of the Transactions.

                (i) The Lender Parties shall be satisfied with the terms, conditions and status of the Korean restructuring of Anam's liabilities

                (j) The Lender Parties shall have received evidence reasonably satisfactory to them that the Advances hereunder shall be rated at least BB-/Ba3 by Standard & Poor's and Moody's.

                (k) The Lender Parties shall be reasonably satisfied that (i) the Borrower and its Subsidiaries will be able to meet their obligations under all Plans, Multiemployer Plans and Welfare Plans, (ii) the Plans of the Borrower and its ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such Plan, Multiemployer Plans and Welfare Plans, and (iv) no termination of, or withdrawal from, any such Plan, Multiemployer Plans and Welfare Plans, has occurred or is contemplated that could reasonably be expected to result in a material liability.

                (l) The Lender Parties shall be reasonably satisfied that all of the assets of Guardian and each of its direct and indirect Subsidiaries shall be free and clear of any Lien, other than Liens permitted under the Loan Documents.

                (m) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of advisors and counsel to the Agents and local counsel for the Lender Parties).

                (n) The Lender Parties shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                (o) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all such Surviving Debt shall be on terms and conditions reasonably satisfactory to the Lender Parties.

                (p) The Lender Parties shall be satisfied that, all single purpose Subsidiaries of the Borrower holding inventory and receivables shall have been merged into the Borrower on terms reasonably satisfactory to the Agents.

        SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), each Commitment Increase, and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or the Applicable Increase Date or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, such Increase Date or issuance or renewal such statements are true):

                (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, such Increase Date or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than such Borrowing, issuance or renewal, in which case as of such specific date;

                (ii) no event has occurred and is continuing, or would result from such Borrowing, such Increase Date or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default; and

                (iii) for each Revolving Credit Advance or issuance or renewal of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

        SECTION 3.03. Conditions precedent to the release of the proceeds of the initial Extension of Credit. The Collateral Agent shall release the funds deposited in the Cash Collateral Account (as defined in the Security Agreement) to the Borrower or at its direction in the following installments:

        (x) An installment of $600,000,000 to be onlent by the Borrower to AT Korea and used to pay an equal amount in respect of the price of the Acquisition, and

        (y) The balance of the funds in the Cash Collateral Account to be used to make the Additional Anam Equity Investments on the dates and the amounts set forth in Preliminary Statement (3).

Each installment shall only be released if the following conditions been satisfied as of each date of release:

                (i) the representations and warranties made by the Borrower and the other Loan Parties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to the release and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such release, in which case as of such specific date;

                (ii) no Default has occurred and is continuing, or would result from such release or from the application of the proceeds therefrom; and

                (iii) the Borrower shall have delivered to the Collateral Agent a certificate to the effect that (a) the proceeds from each installment shall be applied as set forth in clauses (x) and (y) respectively and
        (b) the statements in clause (i) and (ii) are true as of such date.

        SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued and are non-assessable.

                (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents and Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Transactions have been consummated in accordance with the Transaction Documents and applicable law.

                (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

                (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Arthur Andersen, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the twelve months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1999, there has been no Material Adverse Change.

                (h) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the twelve months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transactions contemplated by the Transaction Documents, all in accordance with GAAP.

                (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

                (n) The Collateral Documents create a valid and perfected first priority security interest in the Collateral subject only to Permitted Liens, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                (p) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                (ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                (iv) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                (v) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                (q) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                (r) (i) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                (ii) Set forth on Part I of Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years equals $ 0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) equals $ 0. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                (v) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower or the Acquired Business since May 1, 1998.

                (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the principal amount outstanding thereunder.

                (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto that has or would be likely to have a Material Adverse Effect.

                (aa) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                (bb) The proceeds of the Advances and the issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for the purposes set forth in Section 2.14.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

        SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate mergers or consolidations permitted under Section 5.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

                (f) Visitation Rights. At any reasonable time and from time to time during regular business hours and on reasonable notice, permit any of the Agents or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, provided, however, that any proprietary information shall only be disclosed with appropriate safeguard measures as may be mutually agreed to by the Borrower and the Agents.

                (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                      The following items shall not be transactions with affiliates and, therefore, will not be subject to the provisions of the prior paragraph:

                        (A) any employment agreement or arrangement entered into
                by the Borrower or any of its Restricted Subsidiaries or any employee benefit plan available to the employees of the Borrower and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Borrower or such Restricted Subsidiary;

                        (B) transactions between or among the Borrower and/or
                its Restricted Subsidiaries;

                        (C) payment of reasonable directors fees to Persons who
                are not otherwise Affiliates of the Borrower and indemnity provided on behalf of officers, directors and employees of the Borrower or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Borrower;

                        (D) any transaction specifically contemplated by the
                Related Documents, as amended to the extent permitted under
                Section 5.02(k); and

                        (E) any restricted payments that are permitted by
                Section 5.02(g) hereof.

                (j) Covenant to Guarantee Obligations and Give Security. Upon
        (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                        (i) (A) in connection with the formation or acquisition
                of a Domestic Subsidiary (other than an Unrestricted Subsidiary), within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations of the Borrower and the other Subsidiary Guarantors under the Loan Documents, (B) in connection with the formation or acquisition of a Foreign Subsidiary (other than an Unrestricted Subsidiary), within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it is a Foreign Subsidiary and if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the obligations of AT Korea and the other Intercompany Guarantors under the Loan Documents,

                        (ii) within 10 Business Days after such request,
                formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Domestic Subsidiaries and their respective Subsidiaries in detail satisfactory to the Agent,

                        (iii) within 15 Business Days after such request,
                formation or acquisition, duly execute and deliver, and cause each such Domestic Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                        (iv) in connection with either (A) the formation or
                acquisition of an Unrestricted Subsidiary or (B) the formation or acquisition by the Borrower or any Domestic Subsidiary of a Foreign Subsidiary, in each case, within 10 days after such formation or acquisition, pledge and deliver, or cause such Domestic Subsidiary to pledge and deliver, certificates representing all of the capital stock of any such Unrestricted Subsidiary or, in the case of any such Foreign Subsidiary, 66% of the capital stock of each such Foreign Subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower;

                        (v) within 30 days after such request, formation or
                acquisition, take, and cause such Domestic Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                        (vi) within 60 days after such request, formation or
                acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms and as to such other matters as the Collateral Agent may reasonably request,

                        (vii) as promptly as practicable after such request,
                formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                        (viii) upon the occurrence and during the continuance of
                a Default under Section 6.01(a) or 6.01(f) or any Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                        (ix) at any time and from time to time, promptly execute
                and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

                (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Domestic Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents and to the extent Foreign Subsidiaries shall not suffer adverse tax consequences, subject any of such Foreign Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

                (l) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Related Document.

                (m) Preparation of Environmental Reports. At the reasonable request of the Book Manager or the Collateral Agent from time to time, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Book Manager or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Book Manager or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Book Manager or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                (o) Collateral Accounts. Maintain, and cause each of its Subsidiaries to maintain, main Collateral Accounts with SG and Pledged Accounts into which all proceeds of Collateral are paid with SG or one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent pursuant to the Security Agreement.

                (p) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                (q) Further Performance. Perform all material contractual obligations under any agreement relating to the Anam Equity Investment or the Korean Restructuring. In particular, make a $30,000,000 equity investment in the cash common equity of Anam on June 30, 2000, an additional $60,000,000 equity investment in the cash common equity of Anam on August 31, 2000 and an additional $60,000,000 equity investment in the cash common equity of Anam on September 30, 2000.

                (r) Conditions Subsequent. (i) Deliver to the Administrative Agent as soon as possible and in any event no later than May 31, 2000 the Anam Shares or take, as soon as possible and in any event no later than May 31, 2000, any other action necessary for the Lender Parties to have a valid and first priority perfected security interest in the Anam Shares;

                (ii) deliver to the Administrative Agent on or before the 30th day after the Effective Date (or as provided below), the following, each dated such day (unless otherwise specified) in form and substance satisfactory to the Lenders: Deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust covering the properties listed on Schedules 4.01(v) and 4.01(w) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
                been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's
                Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                        (C) American Land Title Association form surveys
                certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

                        (D) engineering, soils and other reports as to the
                properties described in the Mortgages, in form and substance and from professional firms reasonably acceptable to the Administrative Agent,

                        (E) the Assignments of Leases and Rents referred to in
                the Mortgages, duly executed by the appropriate Loan Party,

                        (F) such consents and agreements of lessors and other
                third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

                        (G) evidence of the insurance required by the terms of
                the Mortgages, and

                        (H) evidence that all other action that the
                Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken and

                (iii) deliver to the Administrative Agent no later than May 31, 2000 any landlord waiver or consent required to be delivered pursuant this Agreement; and

                (iv) to the extent that the gross cash proceeds received by the Borrower from the issuance of the Common Stock prior to the Initial Extension of Credit is less than $410,000,000, the Borrower shall have received the full amount of the shortfall in such gross cash proceeds on or before May 5, 2000.

                (s) Ledger. The Borrower shall maintain or cause to be maintained at its address specified in Section 8.02 hereof a ledger or ledgers as evidence of Debt permitted pursuant to Section 5.02(b)(ii).

        SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

                        (i) Liens created under the Loan Documents;

                        (ii) Permitted Liens;

                        (iii) Liens existing on the date hereof and described on
                Schedule 5.02(a) hereto;

                        (iv) purchase money Liens upon or in real property or
                equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause
                (iv) shall not exceed the amount permitted under Section 5.02(b)(i)D or (b)(iv)A at any time outstanding;

                        (v) Liens arising in connection with Capitalized Leases
                permitted under Section 5.02(b)(i)D or (b)(iv)A; provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and

                        (vi) the replacement, extension or renewal of any Lien
                permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

        (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                (i) in the case of the Borrower,

                        (A) Debt in respect of Hedge Agreements incurred in the
                ordinary course of business and consistent with prudent business practice with an aggregate Agreement Value not to exceed $400,000,000 at any time outstanding, provided that the aggregate Agreement Value of Debt in respect of clause (ii) of the definition of Hedge Agreements shall not exceed $100,000,000 at any time outstanding,

                        (B) Subordinated Debt owed to a wholly owned Restricted
                Subsidiary of the Borrower, which Debt (x) shall constitute Pledged Debt, (y) shall be on terms reasonably acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement,

                        (C) the 2000 Convertible Subordinated Notes, the
                Convertible Subordinated Notes and the Existing Notes,

                        (D) Debt secured by Liens permitted by 5.02(a)(iv) and
                Capitalized Leases not to exceed in the aggregate $75,000,000 at any time outstanding for all Debt under this clause (i)(D),

                        (E) other Debt provided that the aggregate principal
                amount of such other Debt outstanding at any time does not exceed $25,000,000 and

                (ii) (A) in the case of any Restricted Subsidiary of the Borrower that is a Domestic Subsidiary, Subordinated Debt owed to the Borrower or to a Restricted Subsidiary that is a Domestic Subsidiary of the Borrower, provided that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms reasonably acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement or alternatively shall be documented in any other way reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall have a valid and perfected security interest in such Debt provided, however, that notwithstanding the foregoing, no promissory note shall be created to evidence any such Debt, unless such promissory note shall be forthwith pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement.

                (B) in the case of any Restricted Subsidiary of the Borrower that is a Foreign Subsidiary, Debt owed to the Borrower or to a Restricted Subsidiary and provided that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms reasonably acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement or alternatively shall be documented in any other way reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall have a valid and perfected security interest in such Debt provided, however, that notwithstanding the foregoing, no promissory note shall be created to evidence any such Debt, unless such promissory note shall be forthwith pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and

                (iii) in the case of the Borrower and its Restricted
        Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) the Surviving Debt, and any Debt extending the
                maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate,

                        (C) Debt arising from the endorsement of negotiable
                instruments for deposit or collection or similar transactions in the ordinary course of business, and

                        (D) Debt of any Person existing at the time such Person
                is merged with or into Borrower or such Restricted Subsidiary, to the extent permitted as a merger under Section 5.02(d) and an Investment under Section 5.02(f), provided that such Debt is not incurred in connection with or in contemplation of such merger,

                (iv) in the case of the Restricted Subsidiaries of the Borrower,

                        (A) Debt secured by Liens permitted by Section
                5.02(a)(iv) and Capitalized Leases not to exceed an aggregate amount of $30,000,000 at any time outstanding for all Debt permitted under this clause (iv)(A), and

                        (B) other Debt provided that the aggregate principal
                amount of such other Debt outstanding at any time does not exceed $10,000,000.

                (c) Change in Nature of Business. Enter or permit any of its Restricted Subsidiaries to enter into any line of business other than the line of business presently conducted and/or lines of business reasonably related or supplementary thereto or reasonable extensions thereof, as determined by the board of directors of the Borrower from time to time.

                (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

                        (i) any Restricted Subsidiary of the Borrower may merge
                into or consolidate with any other Restricted Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be, is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be;

                        (ii) in connection with any acquisition permitted under
                Section 5.02(f)(viii), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Restricted Subsidiary of the Borrower provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be, is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or an Intercompany Guarantor, as the case may be; and

                        (iii) any Restricted Subsidiary may merge into another
                Person in connection with the disposition of all its assets to the extent permitted under Section 5.02(e);

provided, however, that in each case, immediately before and after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase (to the extent the exercise of such option or right to purchase would result in a transaction not otherwise permitted under this Section 5.02(e)), lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                        (i) sales of Inventory in the ordinary course of its
                business;

                        (ii) in a transaction authorized by subsection (d) of
                this Section 5.02;

                        (iii) sales of assets for cash and for fair value in an
                aggregate amount not to exceed $25,000,000 in any Fiscal Year;

                        (iv) sales of surplus, damaged, worn or obsolete
                furniture, equipment in the ordinary course of business;

                        (v) sales or other dispositions of Investments permitted
                by Section 5.02(f);

                        (vi) sales or discounts without recourse of accounts
                receivables arising in the ordinary course of business in connection with the collection or compromise thereof;

                        (vii) sales of licenses or sublicenses by the Borrower
                or such Restricted Subsidiary of its patents, copyrights, trademarks, tradenames and service marks in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Restricted Subsidiary; and

                        (viii) transfers of any interest in property through the
                granting of a Lien permitted under Section 5.02(a).

provided that in the case of sales of assets pursuant to clause (iii) or (v) above, the Borrower shall, so long as any Term Advances shall be outstanding, on the 180th day after the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances in an amount equal to the amount of such Net Cash Proceeds not reinvested in like assets during such 180-day period pursuant to, and in the order of priority set forth in, Section 2.06(b)(ii), as specified therein.

                (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except,

                        (i) Investments by the Borrower and its Restricted
                Subsidiaries in their Subsidiaries outstanding on the date hereof;

                        (ii) loans and advances (excluding property consisting
                of Equity Interests in the Borrower) to employees in the ordinary course of the business of the Borrower and its Restricted Subsidiaries as presently conducted in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

                        (iii) Investments by the Borrower and its Restricted
                Subsidiaries in Cash Equivalents;

                        (iv) Investments existing on the date hereof and
                described on Schedule 4.01(x) hereto;

                        (v) the Anam Equity Investments;

                        (vi) Investments by the Borrower in Hedge Agreements
                permitted under Section 5.02(b)(i)(A);

                        (vii) Investments consisting of intercompany Debt (x)
                permitted under Section 5.02(b)(i)(B) or 5.02(b)(ii)(A) or (y) permitted under 5.02(b)(ii)(B) used for working capital purposes and for Capital Expenditures so long as, immediately after giving effect thereto, the Borrower shall be in compliance with the covenants contained in Sections 5.02(o) and 5.04(a);

                        (viii) other Investments in Subsidiaries and other
                entities (other than Anam, Newco and Newco Successor) in an aggregate amount invested not to exceed (i) $125,000,000 (which amount may, notwithstanding the preceding provisions of this clause (viii), include an Investment of up to $50,000,000 in Newco by the Borrower in contemplation of the Fab Transaction) in the twelve month period commencing on the Effective Date,
                (ii) $75,000,000 in the twelve month period immediately succeeding the period referred to in clause (i) and (iii) $100,000,000 in any subsequent twelve month period during the term of this Agreement (together with any Investments made pursuant to subsection (i)); provided that with respect to Investments made under this clause (viii): (1) any newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;
                (3) any company or business acquired or invested in pursuant to this clause (viii) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries or lines of business reasonably related or supplementary thereto or reasonable extensions thereof; (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (viii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lender Parties demonstrating such compliance. In addition, in the case of any Investment in, or resulting in the formation or acquisition of, an Unrestricted Subsidiary, (x) such Investment in such Unrestricted Subsidiary shall comply with the requirements set forth in Schedule IV hereto and (y) such Investment shall be made with common equity of the Borrower or a portion of the Net Cash Proceeds of the issuance of common equity of the Borrower to the extent permitted under Section 5.02(g);

                        (ix) Investments received (a) in satisfaction of
                judgments and (b) as payment on a claim made in connection with any bankruptcy, liquidations, receivership or other insolvent proceeding;

                        (x) Investments in (a) negotiable instruments held for
                collection within the ordinary course of business, (b) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Borrower or such Subsidiary has determined collection is not likely) and (c) operating leases, deposits, utility and workers' compensation, performance and other similar deposits arising in the ordinary course of business;

                        (xi) Investments consisting of the transfer of the
                semi-conductor wafer fabrication assets and associated exchange of shares made as part of the Fab Transaction;

                        (xii) Investments made from the proceeds of, or in
                exchange for, the issuance of Equity Interests of the Borrower to the extent not required to be prepaid pursuant to Section 2.06(b)(iii); and

                        (xiii) Investments received by the Borrower or such
                Restricted Subsidiary in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

                (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests (other than common stock, options, warrants, convertible or exchangeable securities or other rights for the purchase or other acquisition of common stock of the Borrower or preferred stock of the Borrower (to the extent such preferred stock does not contain terms which are materially more restrictive (or provide the holders thereof materially greater rights) than the series A preferred stock, the terms of which are attached hereto as Schedule 5.02(g) or options, warrants, convertible or exchangeable securities or other rights for the purchase or other acquisition of such preferred stock), or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                        (i) the Borrower may (A) declare and pay dividends and
                distributions payable only in capital stock of the Borrower, (B) issue shares of its common stock as consideration for Investments made pursuant to Section 5.02(f)(viii), (C) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from, or in exchange for, the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights and (D) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), issue and sell shares of its common stock in connection with the making of an Investment pursuant to Section 5.02(f)(viii) so long as the Net Cash Proceeds thereof are used within 90 days after the receipt thereof to make such Investment or to prepay the Advances pursuant to Section 2.06;

                        (ii) any Subsidiary of the Borrower may (A) declare and
                pay cash dividends to the Borrower and (B) declare and pay dividends to any Restricted Subsidiary of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(viii);

                        (iii) the Borrower may pay any premium consisting of
                Equity Interests of the Borrower to any holder of Convertible Subordinated Notes or 2000 Convertible Subordinated Notes in connection with the conversion by such holder of such Convertible Subordinated Notes or 2000 Convertible Subordinated Notes or may honor exchange offers in respect of Equity Interests in connection with the Convertible Subordinated Notes or the 2000 Convertible Subordinated Notes;

                        (iv) the Borrower may make any payment on or with
                respect to, or in connection with, the redemption or repurchase and retirement of Subordinated Debt in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower in a maximum aggregate amount not to exceed $20,000,000; provided, however, that any mandatory prepayments of Advances required under Section 2.06(b) shall have been made;

                        (v) the Borrower may effect any repurchase, redemption
                or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any employee of the Borrower or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time in the event of the death or termination of such Employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period and $5,000,000 in the aggregate;

                        (vi) the Borrower may make that portion of Investments
                the payment for which consists of exclusively of Equity Interests of the Borrower, provided, however, that any mandatory prepayments of Advances required under 2.06(b) shall have been made;

                        (vii) the Borrower may make other cash payments not
                otherwise permitted under this Section 5.02(g) in an aggregate amount not to exceed $10,000,000; and

                        (viii) the repurchase of Equity Interests of the
                Borrower deemed to occur (excluding any payment in cash) upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof.

                (h) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents except for any amendment that could not be reasonably expected to adversely affect the rights or interests of the Lender Parties, provided that any such amendment shall be delivered to the Administrative Agent at least 3 Business Days before the date such Amendment is to become effective.

                (i) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted by generally accepted accounting principles or (ii) Fiscal Year.

                (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Restricted Subsidiaries to do any of the foregoing other than to prepay the Debt payable to the Borrower; provided that the Borrower may honor any holders request to convert any Convertible Subordinated Notes or 2000 Convertible Subordinated Notes in accordance with their respective terms (and make any payment in connection therewith representing the value of any fractional share); and provided further, that the Borrower may make any payment, on or with respect to, or in connection with, the legal defeasance, redemption, repurchase or repayment of Debt of the Borrower or any

        Restricted Subsidiary with the Net Cash Proceeds from the incurrence of refinancing Debt permitted by Section 5.02(b)(iii)(B).

                (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that in each case would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Restricted Subsidiaries to do any of the foregoing.

                (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

                (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, except in connection with any Investment by a Restricted Subsidiary permitted by Section 5.02(f)(viii), provided that such Restricted Subsidiary's sole asset consists of such interest in such partnership or joint venture.

                (n) Speculative Transactions. Engage, or permit any of its Restricted Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions for speculative purposes.

                (o) Capital Expenditures. Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries in any period set forth below to exceed the amount set forth below for such period;


               FISCAL YEAR ENDING                                      AMOUNT
               ------------------                                  --------------
               December 31, 2000                                   $  550,000,000

               December 31, 2001                                   $  500,000,000

               December 31, 2002                                   $  625,000,000

               December 31, 2003                                   $  725,000.000

               December 31, 2004                                   $  950,000,000

               December 31, 2005                                   $1,025,000,000

        provided, however, that the unused portion of Capital Expenditures permitted in any Fiscal Year and not used in such period may be carried over and added to the amount otherwise permitted in the immediately succeeding Fiscal Year, provided further, that the aggregate amount of Capital Expenditures in such immediately succeeding Fiscal Year after such carry-over shall not exceed 125% of the amount of Capital Expenditures permitted for such Fiscal Year (prior to any carry-over).

                (p) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i), (viii) and (xi) and except for the entities and amounts listed on Schedule 5.02(p) hereto; provided, however, that Unrestricted Subsidiaries shall not be permitted to organize or invest in any Restricted Subsidiary.

                (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

                (r) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing except, in each of the foregoing cases where to do so would not have a Material Adverse Effect.

        SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender
Parties:

                (a) Default and Prepayment Notices. (i) As soon as possible and in any event within five Business Days after an officer of the Borrower becomes aware of the occurrence of a Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 11:00 A.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "PREPAYMENT DATE"), written notice of the principal amount of such prepayment (the "PREPAYMENT AMOUNT") and the applicable Prepayment Date. Each such notice (a "PREPAYMENT NOTICE") shall be by telex or telecopier or otherwise as provided in Section 8.02.

                (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Arthur Andersen or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the

        Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and provided further that the Borrower shall also provide, to the extent necessary, a balance sheet, statement of income and statement of cash flows that will exclude the Unrestricted Subsidiaries that existed during such reporting period and (iii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and provided further that the Borrower shall also provide, to the extent necessary, a balance sheet, statement of income and statement of cash flows that will exclude the Unrestricted Subsidiaries that existed during such reporting period.

                (d) Annual Business Plan and Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, a business plan and forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

                (f) Securities Reports. Promptly after the sending or filing thereof, copies of the Borrower's Reports on Form 10-K and Form 10-Q.

                (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                (i) Revenue Agent Reports. Within 30 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,000,000 or more.

                (j) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the chief financial officer of the Borrower, stating that the Borrower has paid to the Internal Revenue Service or other taxing authority, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year.

                (k) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                (iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                (iv) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                (l) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(v) and 4.01(w) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                (n) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                (o) Borrowing Base Certificate. Within five Business Days after the end of each quarter, a Borrowing Base Certificate, as at the end of the previous quarter, certified by the chief financial officer of the Borrower.

                (p) Information Regarding Acquisitions by Anam. Concurrently with the issuance by Anam of any Equity Interests to fund any acquisition to be made by it, the business and financial information (including any fairness opinion and financial projections) used by the board of directors of Anam in approving such acquisition.

                (q) Year 2000 Compliance. Promptly after the Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(aa)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                (r) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request, including information relating to the Borrower's hedging policy, provided, however, that any proprietary information shall only be disclosed with appropriate safeguard measures as may be mutually agreed to by the Borrower and the Agents.

                (s) Fab Certificate. At least 15 Business Days prior to the occurrence of the Fab Transaction, the Borrower shall deliver reasonably complete information in sufficient detail to permit the Lender Parties to evaluate the Fab Transaction together with a certificate from the chief financial officer (or equivalent officer) of the Borrower as to the satisfaction of clause (v) of the definition of the Fab Transaction.

        SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                (a) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:


                     QUARTER ENDING                                           RATIO
                     --------------                                           -----
               December 31, 2000                                              1.00:1
               March 31, 2001                                                 1.00:1
               June 30, 2001                                                  1.10:1
               September 30, 2001                                             1.20:1
               December 31, 2001                                              1.30:1
               March 31, 2002                                                 1.40:1
               June 30, 2002                                                  1.40:1
               September 30, 2002                                             1.40:1
               December 31, 2002                                              1.40:1
               March 31, 2003                                                 1.50:1
               June 30, 2003                                                  1.50:1
               September 30, 2003                                             1.50:1
               December 31, 2003                                              1.50:1
               March 31, 2004                                                 1.50:1
               June 30, 2004                                                  1.50:1
               September 30, 2004                                             1.50:1
               December 31, 2004                                              1.50:1
               March 31, 2005                                                 1.75:1
               June 30, 2005                                                  1.75:1
               September 30, 2005                                             1.75:1

                (b) Leverage Ratio. Maintain at all times a Leverage Ratio of not more than the amount set forth below for each period set forth below:


                     QUARTER ENDING                                           RATIO
                     --------------                                           -----
               June 30, 2000                                                  3.00:1
               September 30, 2000                                             3.00:1
               December 31, 2000                                              2.75:1
               March 31, 2001                                                 2.75:1
               June 30, 2001                                                  2.75:1
               September 30, 2001                                             2.50:1
               December 31, 2001                                              2.50:1
               March 31, 2002                                                 2.50:1
               June 30, 2002                                                  2.50:1
               September 30, 2002                                             2.50:1
               December 31, 2002                                              2.50:1
               March 31, 2003                                                 2.25:1
               June 30, 2003                                                  2.25:1

               September 30, 2003                                             2.25:1
               December 31, 2003                                              2.25:1
               March 31, 2004                                                 2.00:1
               June 30, 2004                                                  2.00:1
               September 30, 2004                                             2.00:1
               December 31, 2004                                              2.00:1
               March 31, 2005                                                 2.00:1
               June 30, 2005                                                  2.00:1
               September 30, 2005                                             2.00:1

               (c) Interest Coverage Ratio. Maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:


                     QUARTER ENDING                                            RATIO
                     --------------                                            -----
               June 30, 2000                                                  3.75:1
               September 30, 2000                                             3.75:1
               December 31, 2000                                              4.00:1
               March 31, 2001                                                 4.00:1
               June 30, 2001                                                  4.00:1
               September 30, 2001                                             4.00:1
               December 31, 2001                                              4.00:1
               March 31, 2002                                                 4.00:1
               June 30, 2002                                                  4.00:1
               September 30, 2002                                             4.00:1
               December 31, 2002                                              4.00:1
               March 31, 2003                                                 4.00:1
               June 30, 2003                                                  4.00:1
               September 30, 2003                                             4.00:1
               December 31, 2003                                              4.00:1
               March 31, 2004                                                 4.00:1
               June 30, 2004                                                  4.00:1
               September 30, 2004                                             4.00:1
               December 31, 2004                                              4.00:1
               March 31, 2005                                                 4.00:1
               June 30, 2005                                                  4.00:1
               September 30, 2005                                             4.00:1

               (d) Tangible Net Worth. The Borrower will not permit Tangible Net Worth at any time to be less than (i) 90% of the Tangible Net Worth on the Effective Date after giving affect to the Transaction plus
           (ii) 50% of the sum of net income for each fiscal quarter beginning with the first quarter after the Effective Date (without reduction for losses) plus (iii) the amount of Net Cash Proceeds from issuances of Equity Interests that the Borrower is entitled to keep pursuant to
           Section 2.06 (b)(iii).

                                   ARTICLE VI

                                EVENTS OF DEFAULT


        SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same becomes due and payable; or

                (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j) or (r), 5.02, 5.03 or 5.04; provided that, in the case of Section 5.03, any such failure shall remain unremedied for three Business Days after the earlier date of which (A) a Responsible Officer becomes aware of such failure or (B) written notice shall have been given to the Borrower by any Agent or Lender Party; or

                (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

                (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event (other than a permitted redemption under Section 5.02(g)(iv) or (v)) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 15 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                (j) any Collateral Document after delivery thereof pursuant to
        Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                (k) a Change of Control shall occur; or

                (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

                (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $1,000,000 per annum; or

                (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or



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

                (o) Anam, Newco or Newco Successor shall enter into or engage in any line of business unrelated to lines of business in which Anam is engaged on the Effective Date (other than with respect to Anam Electronics, Inc.) or Newco or Newco Successor is engaged as a result of the Fab Transaction;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (c) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

        SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                   THE AGENTS

        SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks)



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

hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

        SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 7.03. SG, SG Cowen, SSBI and Their Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of SG, SG Cowen and SSBI shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include SG, SG Cowen and SSBI in their respective individual capacities. SG, SG Cowen and SSBI and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if SG, SG Cowen and SSBI were not Agents and without any duty to account therefor to the Lender Parties.

        SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender



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

Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

        (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

        (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

        SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which such Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If, within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.



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

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change any provision that expressly requires a vote or determination by all of the Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, in the case of any Guarantor, to the extent permitted under the Guaranty to which it is a party), (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 8.01, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender,
(ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and Lenders (other than any Lender Party that is, at such time, a Defaulting Lender) holding at least a majority in interest of the aggregate Commitments (whether used or unused) under the Term A Facility, Term B Facility or Revolving Credit Facility if such Lenders under any of the foregoing Facilities are directly and adversely affected by such amendment, waiver or consent, change the allocation or order of application of any prepayment set forth in Section 2.06; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

        SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at Amkor Technology, Inc., Goshen Corporate Park, 1345 Enterprise Drive, West Chester, PA 19380, (Telecopier: 610-431-9967),
Attention: Kenneth T. Joyce, Chief Financial Officer; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 1221 Avenue of the Americas, New York NY 10020 (Telecopier: 212-278-6418), Attention: Edward Grimm, Vice-President, SG Cowen Securities Corporation; and if to the Administrative Agent, at its address at 1221 Avenue of the Americas, New York NY 10020 (Telecopier: 212-278-6418), Attention: Edward Grimm, Vice-President, SG Cowen Securities Corporation; and if to Salomon Smith Barney Inc., at its address at 390 Greenwich St.,



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New York, NY 10013 (Telecopier: 212-723-8547), Attention: Nicholas Erni,
Director or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

        SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

        (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Acquisition and any of the other transactions contemplated by the Transaction Documents) by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of the Acquired Business or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful



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misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

        (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

        (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

        (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

        SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

        SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender and such Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

        SECTION 8.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it to the extent requested pursuant to Section 2.16(a)); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, provided, however, that nothing in this clause (i) shall prevent a Lender from assigning an interest in a single Facility if such Lender has an interest in more than one Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 and shall be in an integral multiple of $1,000,000 in excess thereof under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent and the Syndication Agent (such consents not to be unreasonably withheld or delayed) and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender or any Affiliate of a Lender or any Approved Fund and except for any assignment by either Syndication Agent or any other of their respective Affiliates); provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

        (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such

Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

        (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

        (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note (to the extent requested pursuant to Section 2.16(a)) to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note (to the extent requested pursuant to Section 2.16(a)) to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

        (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

        (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

        (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

        (i) In addition to the assignment mechanics set forth in this Section 8.07(a) through (f), any Lender Party, (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that
(i) nothing herein shall
constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would otherwise be liable and (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision). Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower, the Syndication Agent and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection 8.07(i) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment. For the avoidance of doubt, with respect to the Agents, the other Lender Parties and the Borrower, the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, be the Lender Party of record hereunder.

        (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it, if any) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

        (k) Any Lender that is a fund that invests in bank loans may pledge all or any portion of the Advances owing to it and the Note or Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

        SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

        SECTION 8.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates or other document strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        SECTION 8.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors, to Approved Funds and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner, including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 8.10).

        SECTION 8.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

        SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

        (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        SECTION 8.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              AMKOR TECHNOLOGY, INC.



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              SOCIETE GENERALE,
                                as Administrative Agent Collateral Agent, and Syndication Agent



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              SALOMON SMITH BARNEY INC.,
                                as Syndication Agent



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              INITIAL LENDERS


                              CITIBANK, N.A.



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              SOCIETE GENERALE



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              DEUTSCHE BANK SECURITIES INC.



                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              BANK OF AMERICA, N.A.





                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              ABN AMRO BANK N.V.




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              FLEET NATIONAL BANK




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              BANK OF CHINA, NEW YORK BRANCH



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              FIRST UNION NATIONAL BANK




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KEY BANK NATIONAL ASSOCIATION




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              BARCLAYS BANK PLC




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              BANQUE NATIONALE DE PARIS




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              THE BANK OF NOVA SCOTIA




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              PNC BANK, N.A.



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              NEW YORK BRANCH




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              IBM CREDIT CORPORATION



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              ERSTE BANK DER OESTERREICHISCHEN
                              SPARKASSEN AG



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              COMERICA BANK



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              METROPOLITAN PROPERTY AND CASUALTY
                              INSURANCE COMPANY



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              FRANKLIN FLOATING RATE TRUST



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC.
                              As:  Attorney-in-Fact and on behalf of First
                                   Allmerica Financial Life Insurance Company as Portfolio Manager



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              CYPRESSTREE INVESTMENT FUND, LLC
                              By: CypressTree Investment Management
                                  Company, Inc. its Managing Member



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH CYPRESSTREE-1 LLC



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              NORTH AMERICAN SENIOR FLOATING RATE FUND

                              By: CypressTree Investment Management
                                  Company, Inc.
                                  as Portfolio Manager



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              FLEET NATIONAL BANK
                              As Trust Administrator for Long Lane
                              Master Trust IV



                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              GALAXY CLO 1999-1, LTD.
                              By SAI Investment Adviser, Inc.
                              its Collateral Manager




                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH SOLEIL-2 LLC




                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH SOLEIL LLC





                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH HIGHLAND-2 LLC




                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              OPPENHEIMER SENIOR FLOATING RATE FUND




                              By  /s/  [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH SHOSHONE LLC




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              KZH STERLING LLC




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:

                              GENERAL ELECTRIC CAPITAL CORPORATION




                              By  /s/ [ILLEGIBLE]
                                -----------------------------------------------
                                Name:
                                Title:








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                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES



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                                                                 REVOLVING         LETTER OF       DOMESTIC         EURODOLLAR
                               TERM A            TERM B            CREDIT            CREDIT         LENDING          LENDING
NAME OF INITIAL LENDER       COMMITMENT        COMMITMENT        COMMITMENT        COMMITMENT        OFFICE           OFFICE
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

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                                                                  EXECUTION COPY


                                  $900,000,000


                                CREDIT AGREEMENT

                           Dated as of April 28, 2000

                                      Among

                             AMKOR TECHNOLOGY, INC.

                                   as Borrower

                                       and

                  THE INITIAL LENDERS AND INITIAL ISSUING BANKS
                                  NAMED HEREIN

                  as Initial Lenders and Initial Issuing Banks

                                       and

                            SALOMON SMITH BARNEY INC.

                                 as Book Manager

                                       and

                                SOCIETE GENERALE

                 as Administrative Agent and as Collateral Agent

                                       and

                 SALOMON SMITH BARNEY INC. AND SOCIETE GENERALE

                              as Syndication Agents

                                       and

         SALOMON SMITH BARNEY INC., SG COWEN SECURITIES CORPORATION AND
                          DEUTSCHE BANK SECURITIES INC.

                                  as Arrangers

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                             as Documentation Agent

                      T A B L E   O F   C O N T E N T S



SECTION                                                                                                             PAGE
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

           1.02.  Computation of Time Periods; Other Definitional Provisions                                          29

           1.03.  Accounting Terms                                                                                    29

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

           2.01.  The Advances and the Letters of Credit                                                              29

           2.02.  Making the Advances                                                                                 31

           2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit                                  32

           2.04.  Repayment of Advances                                                                               33

           2.05.  Termination or Reduction of the Commitments                                                         35

           2.06.  Prepayments                                                                                         36

           2.07.  Interest                                                                                            38

           2.08.  Fees                                                                                                39

           2.09.  Conversion of Advances                                                                              40

           2.10.  Increased Costs, Etc.                                                                               40

           2.11.  Payments and Computations                                                                           41

           2.12.  Taxes                                                                                               43

           2.13.  Sharing of Payments, Etc.                                                                           45

           2.14.  Use of Proceeds                                                                                     45

           2.15.  Defaulting Lenders                                                                                  46

           2.16.  Evidence of Debt                                                                                    48

           2.17.  Increase in the Aggregate Commitments                                                               48


ARTICLE III

CONDITIONS OF LENDING AND

           3.01.  Conditions Precedent to Initial Extension of Credit                                                 50

           3.02.  Conditions Precedent to Each Borrowing and Issuance and Renewal                                     55


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


           3.03.  Conditions precedent to the release of the proceeds of the initial Extension of Credit              56

           3.04.  Determinations Under Section 3.01                                                                   56

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

           4.01.  Representations and Warranties of the Borrower                                                      57

ARTICLE V

COVENANTS OF THE BORROWER

           5.01.  Affirmative Covenants                                                                               62

           5.02.  Negative Covenants                                                                                  69

           5.03.  Reporting Requirements                                                                              78

           5.04.  Financial Covenants                                                                                 82

ARTICLE VI

EVENTS OF DEFAULT

           6.01.  Events of Default                                                                                   84

           6.02.  Actions in Respect of the Letters of Credit upon Default                                            86

ARTICLE VII

THE AGENTS

           7.01.  Authorization and Action                                                                            86

           7.02.  Agents' Reliance, Etc.                                                                              87

           7.03.  SG, SG Cowen, SSBI and Their Affiliates                                                             87

           7.04.  Lender Party Credit Decision                                                                        87

           7.05.  Indemnification                                                                                     88

           7.06.  Successor Administrative Agent                                                                      89

ARTICLE VIII

MISCELLANEOUS

           8.01.  Amendments, Etc.                                                                                    90

           8.02.  Notices, Etc.                                                                                       90

           8.03.  No Waiver; Remedies                                                                                 91

           8.04.  Costs and Expenses                                                                                  91

           8.05.  Right of Set-off                                                                                    92



                                      143
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
           8.06.  Binding Effect                                                                                      93

           8.07.  Assignments and Participations                                                                      93

           8.08.  Execution in Counterparts                                                                           96

           8.09.  No Liability of the Issuing Banks                                                                   96

           8.10.  Confidentiality                                                                                     97

           8.11.  Release of Collateral                                                                               97

           8.12.  Jurisdiction, Etc.                                                                                  97

           8.13.  Governing Law                                                                                       98

           8.14.  Waiver of Jury Trial                                                                                98


SCHEDULES

Schedule I           -         Commitments and Applicable Lending Offices
Schedule II          -         Subsidiary Guarantors
Schedule III         -         Intercompany Guarantors
Schedule IV          -         Conditions for Unrestricted Subsidiaries
Schedule V           -         Certain Lender Parties
Schedule 4.01(b)     -         Subsidiaries
Schedule 4.01(d)     -         Authorizations, Approvals, Actions, Notices and
                               Filings
Schedule 4.01(p)     -         Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(r)     -         Open Years; Unpaid Tax Liabilities; Adjusted Tax
                               Bases
Schedule 4.01(t)     -         Existing Debt
Schedule 4.01(u)     -         Surviving Debt
Schedule 4.01(v)     -         Owned Real Property
Schedule 4.01(w)     -         Leased Real Property
Schedule 4.01(x)     -         Investments
Schedule 4.01(y)     -         Intellectual Property
Schedule 4.01(z)     -         Material Contracts
Schedule 5.02(a)     -         Liens
Schedule 5.02(g)     -         Series A Preferred Stock Terms
Schedule 5.02(p)     -         New Subsidiaries

EXHIBITS

Exhibit A-1          -         Form of Term A Note
Exhibit A-2          -         Form of Term B Note
Exhibit A-3          -         Form of Revolving Credit Note
Exhibit B            -         Form of Notice of Borrowing
Exhibit C            -         Form of Assignment and Acceptance
Exhibit D            -         Form of Security Agreement
Exhibit E            -         Form of Subsidiary Guaranty
Exhibit F            -         Form of Intercompany Guaranty
Exhibit G            -         Form of Solvency Certificate
Exhibit H            -         Form of Opinion of Counsel to the Loan Parties
Exhibit I            -         Form of Borrowing Base Certificate



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